Flux Power, Inc.

Financial Statements

For the year ended June 30, 2011 and the eight

month period ended June 30, 2010

Flux Power, Inc.

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Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Flux Power, Inc.

San Diego, California

We have audited the accompanying balance sheets of Flux Power, Inc. (the “Company”) as of June 30, 2011 and 2010, and the related statements of operations, stockholders’ deficit, and cash flows for the year ended June 30, 2011, and for the eight month period ended June 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flux Power, Inc. as of June 30, 2011 and 2010, and the results of its operations and its cash flows for the year ended June 30, 2011, and for the eight month period ended June 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Mayer Hoffman McCann P.C.

San Diego, CA

April 23, 2012

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Flux Power, Inc.

Balance Sheet

As of June 30,	2011	2010

Assets

Current Assets
Cash	$239,579	$67,096
Accounts receivable	40,863	-
Stockholder note receivable	-	400
Inventories	1,973,575	276,315
Prepaid inventory	56,620	606,625
Other current assets	53,576	42,880

Total current assets	2,364,213	993,316

Fixed assets - net	104,958	112,818

Total Assets	$2,469,171	$1,106,134

Liabilities and Stockholders' (Deficit) Equity

Current Liabilities
Accounts payable	$8,744	$14,540
Accrued expenses	86,847	56,359
Customer deposits	209,368	556,416
Customer deposits from related party	367,071	158,755
Deferred revenue	1,801,800	-
Stockholder notes payable	1,030,000	-

Total current liabilities	3,503,830	786,070

Stockholder notes payable	-	100,000

Total Liabilities	3,503,830	886,070

Stockholders' (Deficit) Equity
Common stock; no par value; 100,000,000 shares authorized;
11,500,000 shares issued and outstanding	850,400	850,400
Additional paid-in capital	58,156	-
Accumulated deficit	(1,943,215)	(630,336)

Total Stockholders' (Deficit) Equity	(1,034,659)	220,064

Total Liabilities & Stockholders' (Deficit) Equity	$2,469,171	$1,106,134

The accompanying notes are an integral part of these financial statements.

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Flux Power, Inc.

Statement of Operations

	For the year ended June 30, 2011	For the eight months ended June 30, 2010

Revenues	$984,266	$207,162

Cost of sales	845,514	228,183

Gross Profit	138,752	(21,021)

Selling, general, and administrative	1,027,272	411,837
Research and development	382,064	197,478

Total Operating Expenses	1,409,336	609,315

Interest expense	42,295	-

Net Loss	$(1,312,879)	$(630,336)

The accompanying notes are an integral part of these financial statements.

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Flux Power, Inc.

Statements of Stockholders’ (Deficit) Equity

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at inception	-	$-	$-	$-	$-

Issuance of common stock for cash	3,999,998	460,000	-	-	460,000
Issuance of common stock for stockholder note receivable	4,000,000	400	-	-	400
Issuance of common stock for services	658,329	67,788	-	-	67,788
Issuance of common stock for net assets	2,841,673	322,212	-	-	322,212
Net loss	-	-	-	(630,336)	(630,336)

Balance at June 30, 2010	11,500,000	850,400	-	(630,336)	220,064

Stock-based compensation	-	-	58,156	-	58,156
Net loss	-	-	-	(1,312,879)	(1,312,879)

Balance at June 30, 2011	11,500,000	$850,400	$58,156	$(1,943,215)	$(1,034,659)

The accompanying notes are an integral part of these financial statements.

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Flux Power, Inc.

Statements of Cash Flows

	For the year ended June 30, 2011	For the eight months ended June 30, 2010

Cash Flows From Operating Activities:
Net loss	$(1,312,879)	$(630,336)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of leasehold improvements	-	19,468
Depreciation and amortization	22,771	13,715
Stock-based compensation	58,156	67,788
Increase (decrease) in cash resulting from changes in:
Acconts receivable	(40,863)	-
Inventories	(1,697,260)	(116,828)
Prepaid inventory	550,005	(484,012)
Other current assets	(10,696)	(38,867)
Accounts payable	(5,796)	14,540
Accrued expenses	30,488	6,359
Deferred revenue	1,801,800	-
Customer deposits	(347,048)	556,416
Customer deposits from related party	208,316	158,755

Net cash used in operating activities	(743,006)	(433,002)

Cash Flows From Investing Activities:
Purchases of equipment	(17,186)	(59,902)
Proceeds from sale of equipment	2,275	-

Net cash used in financing activities	(14,911)	(59,902)

Cash Flows From Financing Activities:
Stockholder note receivable	400	-
Proceeds from issuance of common stock	-	460,000
Proceeds from issuance of stockholder notes payable	930,000	100,000

Net cash provided by financing activities	930,400	560,000

Net increase in cash	172,483	67,096

Cash — Beginning of year	67,096	-

Cash — End of year	$239,579	$67,096

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$-	$-
Income taxes	$-	$-

Supplemental Disclosure of Noncash Investing and Financing Activities:
Issuance of common stock for stockholder note receivable	$-	$400
Issuance of common stock for net assets	$-	$322,212

The accompanying notes are an integral part of these financial statements.

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Flux Power, Inc.

Notes to Financial Statements

1. Nature of Operations	Flux Power, Inc. (“the Company” or “Flux”) was founded in 2009 in the State of California to design, develop and sell rechargeable advanced energy storage systems. The Company has structured its business around its core technology, “The Battery Management System” (“BMS”). The Company’s BMS provides three critical functions to their battery systems: cell balancing, monitoring and error reporting. Using its proprietary management technology, the Company is able to offer complete integrated energy storage solutions or custom modular standalone systems to their clients. The Company also developed a suite of complementary technologies and products that accompany their core products. The Company began operations in November 2009, therefore fiscal year ended June 30, 2010 represents an eight month period. Sales during 2011 and 2010, were primarily to customers located throughout the Unites States.

2. Liquidity

As of June 30, 2011, the Company had an accumulated deficit of approximately $1,943,000. The Company also had negative cash flows from operations of approximately $743,000 for the year ended June 30, 2011. The Company has evaluated the expected cash requirements over the next twelve months, which includes, but is not limited to, investments in additional sales and marketing and product development resources, capital expenditures, and working capital requirements. The Company believes it has sufficient funds for the next twelve months from the balance sheet date, as it expects to cover its anticipated operating expenses through cash on hand, additional customer billings, and borrowings under its stockholder notes payable.

The Company expects to require additional financing in the future. The timing of the Company’s need for additional capital will depend in part on its future operating performance in terms of revenue growth and the level of operating expenses maintained.

A majority shareholder has agreed to support the Company through loan agreements. During October 2011, the Company entered into a new note payable with this majority shareholder for up to $1,000,000, maturing in September 2013. In addition, the Company’s existing debt balances were converted to equity during December 2011. See Note 10. However, there is no guarantee the Company will be able to obtain additional funds in the future or that funds will be available on terms acceptable to the Company.  If such funds are not available, management will be required to curtail its investments in additional sales and marketing and product development resources, and capital expenditures, which may have an adverse effect on the Company’s future cash flows and results of operations, and its ability to fund operations.

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Flux Power, Inc.

Notes to Financial Statements

3. Summary of Significant Accounting Policies	A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.
Fair value of financial instruments	The carrying values of accounts receivable, accounts payable, notes payable and accrued liabilities approximate fair value due to the short maturity of these instruments.
Use of estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. The Company has used significant estimates in its determination of the reserve for inventory, sales returns, and warranty claims. Accordingly, actual results could differ from those estimates.

Accounts receivable and customer deposits

Accounts receivable are carried at their estimated collectible amounts. The Company generally requires advance deposits from its customers prior to shipment of the ordered products.

The Company has not experienced collection issues related to its accounts receivable, and has not recorded an allowance for doubtful accounts at June 30, 2011 and 2010.

Inventories and prepaid inventory	Inventories consist primarily of battery management systems and the related subcomponents, and are stated at the lower of cost (first-in, first-out) or market. Prepaid inventory represents deposits made by the Company for inventory purchases. The Company evaluates inventories to determine if write-downs are necessary due to obsolescence or if the inventory levels are in excess of anticipated demand at market value based on consideration of historical sales and product development plans. There were no write-downs of inventory determined necessary during the periods ended June 30, 2011 and 2010.

Fixed assets	Fixed assets are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives, ranging from three to ten years, of the related assets or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term.

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Flux Power, Inc.

Notes to Financial Statements

Stock- based compensation	The Company accounts for stock-based compensation in accordance with the authoritative guidance for share-based payments and for equity instruments issued to employees and non-employees, as applicable. The fair market value of stock options is estimated using the Black-Scholes option pricing model. The fair value of the stock options granted is recognized as expense over the requisite service period, using the straight-line method.

Income taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities. The Company adopted the guidance related to uncertain tax positions during the period ended June 30, 2010. The adoption of this guidance did not result in an adjustment to the financial statements.

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, price is fixed or determinable and collectability of the selling price is reasonably assured. Delivery occurs when risk of loss is passed to the customer, as specified by the terms of the applicable customer agreements.

When implied right of return exists, the Company recognizes revenue on the sell through-method. Under this method, revenue is not recognized upon delivery of the inventory components. Instead, the Company records deferred revenue upon delivery and recognizes revenue when the inventory components are sold through to the end user.

The Company evaluates its exposure to sales returns and warranty issues based on historical information. The Company did not record an allowance for sales returns or warranty issues during 2011 and 2010.

Shipping and handling costs	The Company records shipping and handling costs charged to customers as revenue and shipping and handling costs to cost of sales as incurred.

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Flux Power, Inc.

Notes to Financial Statements

Impairment of long-lived assets

In accordance with authoritative guidance for the impairment or disposal of long-lived assets, if indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through the undiscounted future operating cash flows.

If impairment is indicated, the Company measures the amount of such impairment by comparing the carrying value of the asset to the present value of the expected future cash flows associated with the use of the asset. The Company believes the future cash flows to be received from the long-lived assets in use will exceed the assets' carrying value, and accordingly the Company has not recognized any impairment losses during the periods ended June 30, 2011 and 2010.

Research and development	The Company is actively engaged in new product development efforts. Research and development costs relating to possible future products are expensed as incurred.
Reclassifications	Certain previously reported amounts have been reclassified to conform to the current year’s presentation. The reclassifications had no effect on previously reported net losses.
New accounting standards

In May 2011, the FASB amended its authoritative guidance related to fair value measurements to provide a consistent definition and measurement of fair value, as well as similar disclosure requirements between accounting principles generally accepted in the United States of America and International Financial Reporting Standards. This guidance clarifies the application of existing fair value measurement and expands the existing disclosure requirements. This guidance becomes effective for annual periods beginning after December 15, 2011. This guidance is not expected to have a material impact on the Company’s results of operations, financial position or cash flows.

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Flux Power, Inc.

Notes to Financial Statements

New accounting standards, cont’d	In April 2010, the FASB issued an accounting standards update to ASC Topic No. 718, Compensation – Stock Compensation. ASC No. 718 stipulates that a share-based payment award that contains a condition that is not a market, performance, or a service condition is required to be classified as a liability. This update clarifies that when an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s securities trades differs from the functional currency of the employer entity or payroll currency of the employee, such award should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in this update will be effective for fiscal years beginning on or after December 15, 2010, which will be the Company’s 2012 fiscal year. The amendments in this update should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the fiscal year in which the amendments are initially applied and should be presented separately. Early adoption is permitted; however, the Company did not adopt the amendments early. The Company does not anticipate that the adoption of this amendment will have a material impact on its financial statements.

In January 2010, the FASB issued Accounting Standards Update 2010-06, Fair Value Measurements and Disclosures (Topic 820), or ASU 2010-06, which provides amendments to Subtopic 820-10 that require new disclosures and that clarify existing disclosures in order to increase transparency in financial reporting with regard to recurring and nonrecurring fair value measurements. ASU 2010-06 requires new disclosures with respect to the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and the reasons for those transfers, as well as separate presentation about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements using significant unobservable inputs (Level 3). In addition, ASU 2010-06 provides amendments that clarify existing disclosures, requiring a reporting entity to provide fair value measurement disclosures for each class of assets and liabilities as well as disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements that fall in either Level 2 or Level 3. Finally, ASU 2010-06 amends guidance on employers’ disclosures about postretirement benefit plan assets under ASC 715 to require that disclosures be provided by classes of assets instead of by major categories of assets. ASU 2010-06 is effective for the interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the rollforward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010. Accordingly, ASU 2010-06 became effective for the Company on January 3, 2010 (except for the Level 3 activity disclosures, which became effective for the Company on January 2, 2011). The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

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Flux Power, Inc.

Notes to Financial Statements

4. Fixed Assets	Fixed assets consisted of the following at June 30, 2011 and 2010:

	2011	2010
Equipment	$56,547	$45,526
Vehicles	46,516	46,516
Molds	14,999	14,999
Furniture and fixtures	17,663	15,598
Leasehold improvements	1,184	-
	136,909	122,639
Less accumulated depreciation
and amortization	(31,951)	(9,821)
Total fixed assets - net	$104,958	$112,818

Depreciation and amortization expense was approximately $23,000 and $14,000 during the periods ended June 30, 2011 and 2010, respectively.

5. Commitments and Contingencies

On July 1, 2010, the Company entered into a cancelable lease for its office space. The lease provides for monthly payments of approximately $13,000, expires on June 30, 2011, and contains a one-year renewal option, which the Company exercised as of July 1, 2011. In July of 2010 the Company entered into a sublease with a related party for approximately $6,600 per month for a portion of this space. The sublease was terminated on January 1, 2012. The Company recorded rent expense, net of sublease income, of approximately $133,000 and $15,000 during the periods ended June 30, 2011 and 2010, respectively.

In March 2011, the Company entered into a brokerage agreement with a management consulting firm to provide investors to the Company. The term of the agreement is for a period of one year. The compensation to the consulting firm includes a monthly fee with additional compensation based on a percentage of the amount raised, and includes an equity component in the form of warrant coverage. The Company recorded expense of approximately $16,000 related to the brokerage agreement during the year ended June 30, 2011.

6. Stockholders’ Equity	At June 30, 2011, the Company had 100,000,000 shares of common stock authorized for issuance.

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Flux Power, Inc.

Notes to Financial Statements

6. Stockholders’ Equity, Cont’d

Holders of common stock are entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available to the Company. Dividends are declared and paid in an equal per-share amount on the outstanding shares of each series of common stock. During the periods ended June 30, 2011 and 2010, the Board of Directors neither declared nor paid common stock dividends to shareholders.

During the period ended June 30, 2010, the Company issued 11,500,000 shares of common stock in exchange for approximately $460,000 in cash, $322,000 in net assets (approximately $236,000 of inventory and prepaid inventory, and approximately $86,000 of fixed assets), $68,000 in services, and $400 in a note receivable. The note was subsequently collected in 2011.

Stock-based compensation

The Company is authorized to issue 2,000,000 shares of Common Stock under the Company’s 2010 Stock Option Plan (the “Plan”). The Plan authorizes the granting of stock options to employees, directors and consultants at exercise prices determined by the Board of Directors.

The Company uses the Black-Scholes valuation model to calculate the fair value of stock options. The fair value of stock options was measured at the grant date using the assumptions in the table below:

	Employee	Non-Employee
Expected volatility	100%	100%
Risk-free interest rate	1.40% to 2.14%	3.03%
Forfeiture rate	5%	5%
Dividend yield	0%	0%
Expected term (yrs)	5	10

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Flux Power, Inc.

Notes to Financial Statements

Stock-based compensation, cont’d

Expected Volatility – The result obtained by the expected volatility used is not expected to be materially different than what would be obtained if it were based on a peer group in the industry in which the Company does business.

Risk-free Interest Rate – The Company applies the risk-free interest rate based on the U.S. Treasury yield in effect at the time of the grant.

Forfeitures – Stock-based compensation expense recognized in the statement of operations is based on awards ultimately expected to vest, reduced for estimated forfeitures. The authoritative guidance related to the accounting for stock options requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated based on Management’s expectation of projected forfeitures.

Dividend Yield – The Company has not, and does not, intend to pay dividends.

Expected Term in Years – The expected term is based upon the Company’s consideration of the historical life of options, the vesting period of the option granted and the contractual period of the option granted. The Company calculated the expected term for employee options as the average of the contractual term of the option and the vesting period, consistent with the authoritative guidance. The Company calculated the expected term for non-employee options as the contractual term of the option.

Weighted Average Fair Value of Options Granted – Using the weighted average assumptions described above, the weighted average fair value of options granted to employees and non-employees during 2011 was $0.10 and $0.12, respectively.

Estimates of fair value are not intended to predict actual future events or the value ultimately realized by employees who receive equity awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company under the authoritative guidance.

A summary of the Company’s stock option activity is as follows:

	Number of shares	Weighted average exercise price
Options outstanding at June 30, 2010	-	$-
Granted	710,000	0.13
Exercised	-	-
Forfeited	-	-
Options outstanding at June 30, 2011	710,000	$0.13

Additional information regarding options outstanding as of June 30, 2011 is as follows:

Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life in Years	Number Exercisable	Weighted Average Remaining Contractual Life in Years
$0.13	710,000	4.99	633,698	4.40

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Flux Power, Inc.

Notes to Financial Statements

Stock-based compensation, cont’d	The aggregate intrinsic value of options outstanding and exercisable at June 30, 2011 was $0, based on the difference between the exercise price and the value of the Company’s common stock of $0.13 at June 30, 2011.

During 2011 total stock-based compensation expense included in the statement of operations for employee option grants and non-employee option grants was approximately $47,000 and $11,000, respectively, charged as follows:

Selling, general and administrative	$22,000
Research and development	36,000
Total stock-based compensation expense	$58,000

The Company has a 100% valuation allowance recorded against its deferred tax assets; therefore, the stock-based compensation has no tax effect on the statement of operations.

As of June 30, 2011, there was $9,000 of total unrecognized compensation expense related to unvested share-based compensation arrangements granted under the Plan to employees. The cost is expected to be recognized over a weighted-average period of 2.92 years.

During the period ended June 30, 2010, the Company issued 658,329 shares of common stock in exchange for services and recorded approximately $68,000 in related expense.

7. Income Taxes

As of June 30, 2011 and 2010, a non-current deferred tax asset of approximately $774,000 and $250,000, respectively, had been recognized primarily for the temporary differences related to federal and state net operating loss carry forwards.

There was a fully offsetting valuation allowance against the deferred tax assets recorded as of June 30, 2011 and 2010. The valuation allowance may be reduced at such time as management is able to determine that it is more likely than not that this deferred tax asset will be utilized. The valuation allowance was approximately $774,000 and $250,000 at June 30, 2011 and 2010, respectively.

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Flux Power, Inc.

Notes to Financial Statements

7. Income Taxes, Cont’d

At June 30, 2011, the Company had federal net operating loss carryforwards of approximately $1,645,000 and state tax net operating loss carryforwards of approximately $1,608,000. The federal and state tax loss carryforwards will begin to expire in 2029.

Utilization of the net operating loss ("NOL") carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). These ownership changes may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income. In general, an ownership change as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders.

The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company's formation due to the complexity and cost associated with such a study, and the fact that there may be additional such ownership changes in the future. If the Company has experienced an ownership change at any time since its formation, utilization of the NOL carryforwards would be subject to an annual limitation. Any limitation may result in expiration of a portion of the NOL carryforwards before utilization. Further, until a study is completed and any limitation known, no amounts are being considered as an uncertain tax position or disclosed as an unrecognized tax benefit. Due to the existence of the valuation allowance, future changes in the Company's unrecognized tax benefits will not impact its effective tax rate. Any carryforwards that will expire prior to utilization as a result of such limitations will be removed from deferred tax assets with a corresponding reduction of the valuation allowance.

During the period ended June 30, 2010, the Company adopted the authoritative guidance for uncertainties in income taxes. As of June 30, 2011, the Company's tax years from inception are subject to examination by the tax authorities. The Company is not currently under examination by U.S. federal or state jurisdictions. The Company does not have any unrecognized tax benefits at June 30, 2011. The Company's policy is to recognize interest and penalties that would be assessed in relation to the settlement value of unrecognized tax benefits as a component of income tax expense.

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Flux Power, Inc.

Notes to Financial Statements

8. Related Party Transactions

Revolving notes payable - stockholder	The Company had a $400,000 (Inventory Funding Loan) revolving note payable with a stockholder that was converted to common stock on December 16, 2011. The note bears interest at 8% per annum and provides for advances to be used for inventory purchases. Interest is payable upon maturity. Advances on the note are collateralized by substantially all assets of the Company. At June 30, 2011 and 2010, the outstanding balance on the note was $200,000 and $100,000, respectively.

The Company has executed another revolving note payable (Operating Capital Loan) in the amount of $1,000,000, due to the same stockholder. The note matures in May 2012 and bears interest at 8% per annum. The purpose of this note is to be used as bridge capital for operating expenses until the next round of financing. Advances on the note are collateralized by substantially all of the assets of the Company. As of June 30, 2011 and 2010, the balance outstanding was $830,000 and $0, respectively.

The outstanding balances were converted to equity during December 2011, and the note payable agreements were terminated. See Note 10.

The Company recorded interest expense of approximately $42,000 related to these loans during the year ended June 30, 2011.

Service agreement

During 2010 the Company entered into an agreement with a stockholder for services related to its battery products. The related party is to provide a component and consulting services to the Company. During the period ended June 30, 2010, the Company issued approximately 580,000 shares of common stock to this stockholder, in exchange for consulting services in the amount of approximately $58,000.

Company owned by officer

Flux had various transactions in 2011 and 2010 with a company owned by its Chief Executive Officer and one of the Company’s majority shareholders.

During 2011 and 2010, Flux sold approximately $149,000 and $39,000, respectively, of product to this company. The customer deposits balance received from this company at June 30, 2011 and 2010, is approximately $367,000 and $159,000, respectively. Receivables outstanding from this company as of June 30, 2011 and 2010 were $29,000 and $0, respectively. This receivable was subsequently collected in 2012.

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Flux Power, Inc.

Notes to Financial Statements

Company owned by officer, cont’d

In July of 2010 the Company entered into a sublease with this company for approximately $6,600 per month for a portion of this space. The sublease was terminated on January 1, 2012. During 2011 this company reimbursed $31,000 to Flux for its portion of shared expenses.

During 2010 Flux leased office space from this company and paid approximately $21,000 related to this lease. The lease ended on June 30, 2010 and was not renewed.

Customer

During 2011 and 2010 the Company sold approximately $39,000 and $7,000, respectively, of product to a company owned by another one of the Company’s major shareholders who is the Company’s former Chief Technology Officer. There were no receivables outstanding from this customer as of June 30, 2011 and 2010.

Vendor

During 2009, the Company entered into a cancelable Term Sheet agreement (the “Term Sheet Agreement”) with a company owned by another one of the Company’s major shareholders. Pursuant to the Term Sheet Agreement, the Company was appointed as a distributor of this company’s battery charging products allowing the Company to sell the products either separately or as part of an energy storage solution.  Additionally, the Company was required to develop software to enable communication between the parties’ respective products which entitles the Company to royalties for any such units sold by the related entity. During the term of the Term Sheet Agreement the Company may purchase the products at the then current price list for distributors.  Further, under the terms of the Term Sheet Agreement, if the company sells its products to a different distributor Flux Power Inc. is entitled to a distribution fee equal to 20% of the company’s gross profits on such sale.  This distribution fee and royalties are capped at a total of $200,000.  The Term Sheet Agreement expired pursuant to its terms on April 1, 2011 and the products defined in the term sheet were assigned to a different company that is owned by the same major shareholder, on September 1, 2010.  During 2011 and 2010, the Company purchased approximately $33,000 and $26,000 of prototype products that are not subject to the distribution fee or royalties pursuant to the Term Sheet Agreement.

During 2010 the Company entered into a cancelable Manufacturing Implementation Agreement (the “Manufacturing Agreement”) with the same company.  Pursuant to the terms of the Manufacturing Agreement, this company has been granted a right of first refusal to manufacture our battery management system.  The Manufacturing Agreement expires on August 1, 2014.  During 2011 and 2010, the Company paid approximately $131,000 and $1,000, respectively, to this company pursuant to the Manufacturing Agreement.

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Flux Power, Inc.

Notes to Financial Statements

9. Concentrations
Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and unsecured trade accounts receivable. The Company maintains cash balances at a financial institution in San Diego, California. Accounts at this institution are secured by the Federal Deposit Insurance Corporation. At times, balances may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk with respect to its cash.

Customer- related party	During 2010 the Company had one related party major customer that accounted for 31% of the Company’s total sales. No receivables were outstanding from this customer as of June 30, 2010.
Customer

During 2011 the Company had one major customer that accounted for 19% of the Company’s total sales. During 2010 the Company had four other major customers that combined accounted for 79% of the Company’s total sales. No receivables were outstanding from the major customers as of June 30, 2011 and 2010.

Based on the current financial condition of the Company’s major customer, Management believes the revenues earned during 2011 and 2010 are likely to be non-recurring in future years.

Vendor	During 2011 and 2010 the Company had one major vendor that accounted for 67% and 70%, respectively, of the Company’s total purchases. No payables were owed to the major vendor as of June 30, 2011 and 2010. Although there are a limited number of manufacturers which could produce the battery management systems, management believes other manufacturers could produce the products on comparable terms. A change in manufacturer, however, could cause a delay in manufacturing and adversely affect results.

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Flux Power, Inc.

Notes to Financial Statements

10. Subsequent Events

In August 2011, the Company entered into an agreement and term sheet with an entity that provides for the entity to assist the Company in its merger efforts with a public company. The agreement and term sheet expired during February 2012, and it obligated the Company to pay legal expenses of the investors not to exceed $25,000 and due diligence expenses of the entity of $15,000.

In August 2011, the Company amended the terms of its stockholder notes payable to provide for conversion of the notes payable into shares of the Company’s common stock based on the Company’s next open round of financing.

In September 2011, the Company entered into an additional note payable (Short-Term Loan) agreement with the same stockholder for $150,000. The note payable bears interest at 8% as amended, is due May 30, 2012, and is convertible into the Company’s equity securities upon completion of the Company’s next round of financing.

In October 2011, the Company entered into a revolving promissory note (Secondary Operating Capital) agreement with the same stockholder for $1,000,000. The revolving promissory note bears interest at 8%, is due September 30, 2013, as amended, and is secured by substantially all of the assets of the Company.

In December 2011, the full outstanding balance of $1,180,000 of principal on the Inventory Funding, Operating Capital and Short-Term notes payable and $84,228 of accrued interest on these notes were converted into 1,264,228 shares of common stock at a conversion price of $1.00 per share.

In March 2012, the Company entered into an additional note payable (Bridge Loan) agreement, with the same stockholder for $250,000. The note payable bears interest at 8% and is due March 7, 2014.

The Company has evaluated subsequent events through April 23, 2012, the date when the financial statements were available to be issued.

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